UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 Forbes Road Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 781-674-4400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Evan Kearns has been appointed as Vice President, General Counsel and Secretary of Agenus Inc. (the “Company”), effective as of July 12, 2018. Mr. Kearns first joined the Company in 2014 and previously served as the Company’s Vice President, Associate General Counsel. Prior to joining the Company, Mr. Kearns was with the law firm of Goodwin Procter LLP in Boston, MA, where he advised public and private companies in domestic and international transactions on corporate and securities law matters, merger, acquisition and financing transactions, corporate governance, and other general corporate matters. Mr. Kearns received a B.A. degree from Colby College magna cum laude and a J.D. degree from the University of Toledo College of Law magna cum laude. In connection with Mr. Kearns’ promotion, the Company’s Board of Directors (the “Board”) has designated him, effective as of July 12, 2018, as an “executive officer” of the Company, as such term is defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as an “officer” of the Company, as such term is defined under Rule 16a-1(f) of the Exchange Act. On June 21, 2018, Ms. Karen Valentine provided notice to the Company of her departure from her position as Chief Legal Officer and General Counsel, effective as of July 12, 2018.

On June 21, 2018, the Board also approved a promotion for the Company’s current Chief Strategy Officer, Christian Cortis, Ph.D. Effective June 21, 2018, Dr. Cortis became the Company’s Chief Strategy Officer and Head of Finance. Dr. Cortis, 50, originally joined the Company in April 2015 as Vice President, Strategic Alliances and External Research. In this role, Dr. Cortis was responsible for progressing partnerships that complimented the Company’s R&D capabilities and pipeline, and he helped lead our acquisitions of PhosImmune Inc. and our antibody manufacturing pilot plant from Xoma Corporation. In January 2016, Dr. Cortis was promoted to the position of Vice President, Business Development, where he was responsible for all of the Company’s business development activities. In September 2017, Dr. Cortis became our Chief Strategy Officer and was responsible for all corporate strategy. Prior to joining the Company, Dr. Cortis was Head of Business Development for Synta Pharmaceuticals Corp. from June 2011 to April 2015, and prior to that he was a Principal with Advanced Technology Ventures. In total, Dr. Cortis brings 20 years of business development, venture capital and strategic planning experience to the Company. Dr. Cortis earned a B.Sc. from McGill University, and he holds a Ph.D. in Applied Mathematics and Theoretical Chemistry from Columbia University. In connection with Dr. Cortis’ promotion, the Board designated Dr. Cortis as an “executive officer” of the Company, as such term is defined under Rule 3b-7 of the Exchange Act, as an “officer” of the Company, as such term is defined under Rule 16a-1(f) of the Exchange Act, and as the Company’s Principal Financial Officer. Dr. Cortis’ compensation will remain unchanged, and Christine Klaskin, the Company’s Vice President, Finance, will remain the Company’s Principal Accounting Officer. There is no arrangement or understanding between Dr. Cortis and any other person pursuant to which Dr. Cortis was selected as the Company’s Chief Strategy Officer and Head of Finance, and there are no relationships or related party transactions involving Dr. Cortis or any member of his immediate family required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on June 20, 2018 (the “Annual Meeting”). A total of 87,538,910 shares of common stock, representing 84.17% of the shares outstanding and eligible to vote and constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 26, 2018: (i) to elect Wadih Jordan as a Class III director for a term of three years expiring at the Company’s 2021 Annual Meeting of Stockholders (“Proposal 1”), (ii) to approve an amendment to the Company’s Amended and Restated 2009 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under such plan from 20,200,000 to 29,200,000 (“Proposal 2”), (iii) to approve an amendment to the Company’s Director’s Deferred Compensation Plan (as amended) to increase the number of shares of common stock authorized for issuance under such plan from 325,000 to 425,000 (“Proposal 3”), and (iv) to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (“Proposal 4”).

The Company’s stockholders approved the Class III director nominee recommended for election in Proposal 1 at the Annual Meeting. The Company’s stockholders voted for the Class III director as follows:

Class II Director Nominees	For	Against	Withheld	Broker Non-Votes
Wadih Jordan	55,573,568	0	4,441,877	27,523,465

The Company’s stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
47,338,332	12,393,987	283,126	27,523,465

The Company’s stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
52,932,510	6,801,871	281,064	27,523,465

The Company’s stockholders approved Proposal 4. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
82,842,610	1,967,136	2,729,164	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2018	AGENUS INC.

	By:	/s/ Christine M. Klaskin
Christin M. Klaskin
VP, Finance